Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	October 22, 2014
Contact:	Chris Courtney/Rick McCarty
Phone:	(209) 848-2265
www.ovcb.com

OAK VALLEY BANCORP REPORTS 3rd QUARTER RESULTS

OAKDALE, CA − Oak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, recently reported consolidated financial results. For the three months ended September 30, 2014, consolidated net income available to common shareholders was $1,535,000, or $0.19 per diluted common share. This compared to consolidated net income available to common shareholders of $1,505,000, or $0.19 per diluted common share for the same period a year ago.

Year-to-date results for the nine months ended September 30, 2014, include consolidated net income available to common shareholders of $5,480,000, representing a 33.3% increase over the $4,111,000 recorded during the same period last year. In addition to income from normal operations, year-to-date income was bolstered by a $1.88 million credit to the loan loss provision related to the recovery of a previously charged off loan that was received in the second quarter of 2014.

Total assets were $706.8 million at September 30, 2014, an increase of $47.6 million, or 7.2%, from September 30, 2013. The Company’s total deposits were $630.2 million as of September 30, 2014, an increase of $38.5 million, or 6.5% over September 30, 2013. Gross loans increased to $435.8 million at September 30, 2014, an increase of $21.9 million, or 5.3% from September 30, 2013.

Net interest income increased $359,000 or 6.0% to $6.4 million for the three months ended September 30, 2014, compared to $6.0 million for the same period last year. The increase is driven primarily by the increase in loan volume. The Company’s net interest margin for the three months ended September 30, 2014 was 4.13%, compared to 4.12% for the same period last year.

“We are pleased to report another quarter of solid earnings. Our emphasis on growth through core deposits has served us well and will continue to provide us with a hedge against an eventual rise in interest rates,” stated Chris Courtney, President and CEO of the Company and the Bank. “Despite uncertainty in the global economy, loan demand continues to be strong locally and we are well positioned to meet that demand and help Central Valley businesses grow,” Courtney concluded.

Non-interest expense for the three month and nine month periods ended September 30, 2014 totaled $5.1 million and $15.0 million, respectively, an increase over the $4.6 million and $14.0 million for the comparable periods in 2013. This increase corresponds to growth in full time equivalent staff from 135 to 145 some of which is related to the intentional practice of hiring key personnel prior to branch openings in expansion markets and some of which is natural volume related growth within the commercial lending and credit areas. Deposit growth and activity continue to add related servicing costs as well.

There was no provision for loan loss during the three months ended September 30, 2014, compared to $100,000 for the same period the previous year. The ratio of loan loss reserves to gross loans decreased to 1.73% at September 30, 2014, compared to 1.85% at September 30, 2013. Non-performing assets as of September 30, 2014 were $4.3 million, or 0.61% of total assets, as compared to $4.5 million, or 0.68% at September 30, 2013.

The Company currently operates through 14 branches in Oakdale, Sonora, Turlock, Stockton, Patterson, Ripon, Escalon, Manteca, three branches in Modesto, and three branches in their Eastern Sierra Division, which includes Bridgeport, Mammoth Lakes, and Bishop. Earlier this year the Company announced plans to open a branch in Tracy, which is scheduled to open in November.

For more information, please call 1-866-844-7500 or visit www.ovcb.com.

This press release includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

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Oak Valley Bancorp

Financial Highlights (unaudited)

($ in thousands, except per share)	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
Selected Quarterly Operating Data:	2014	2014	2014	2013	2013

Net interest income	$6,389	$6,175	$6,104	$6,372	$6,030
(Recovery of) provision for loan losses	-	(1,877)	-	-	100
Non-interest income	940	927	810	812	866
Non-interest expense	5,112	4,989	4,881	4,668	4,619
Net income before income taxes	2,217	3,990	2,033	2,516	2,177
Provision for income taxes	682	1,453	625	809	672
Net income available to common shareholders	1,535	2,537	1,408	1,707	1,505

Earnings per common share - basic	$0.19	$0.32	$0.18	$0.22	$0.19
Earnings per common share - diluted	$0.19	$0.32	$0.18	$0.22	$0.19
Dividends paid per common share	$0.065	$-	$0.10	$-	$-
Return on average common equity	8.44%	14.53%	8.59%	10.47%	9.45%
Return on average assets	0.88%	1.50%	0.84%	1.01%	0.92%
Net interest margin (1)	4.13%	4.07%	4.04%	4.19%	4.12%
Efficiency ratio (2)	66.76%	67.55%	68.29%	63.05%	64.65%

Capital - Period End
Book value per common share	$9.01	$8.84	$8.40	$8.14	$7.99

Credit Quality - Period End
Nonperforming assets/ total assets	0.61%	0.75%	0.90%	0.48%	0.68%
Loan loss reserve/ gross loans	1.73%	1.74%	1.80%	1.83%	1.85%

Period End Balance Sheet
($ in thousands)
Total assets	$706,821	$678,319	$687,591	$671,853	$659,192
Gross loans	435,776	435,671	422,510	419,438	413,856
Nonperforming assets	4,333	5,065	6,164	3,256	4,495
Allowance for loan losses	7,541	7,602	7,615	7,659	7,669
Deposits	630,178	602,978	615,997	602,633	591,642
Common equity	72,793	71,369	67,824	64,517	63,379

Non-Financial Data
Full-time equivalent staff	145	144	142	136	135
Number of banking offices	14	14	14	14	14

Common Shares outstanding
Period end	8,074,855	8,075,855	8,071,355	7,929,730	7,929,730
Period average - basic	7,959,316	7,953,499	7,878,152	7,803,247	7,802,705
Period average - diluted	8,011,125	8,001,815	7,941,456	7,859,380	7,851,157

Market Ratios
Stock Price	$10.03	$9.93	$9.41	$8.37	$7.96
Price/Earnings	13.11	7.76	12.98	9.64	10.40
Price/Book	1.11	1.12	1.12	1.03	1.00

(1)	Ratio computed on a fully tax equivalent basis using a marginal federal tax rate of 34%.
(2)	Ratio computed on a fully tax equivalent basis using a marginal federal tax rate of 34%, and a marginal federal/state combined tax rate of 41.15% for applicable revenue.

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2014	2013

Net interest income	$18,668	$17,903
(Recovery of) provision for loan losses	(1,877)	300
Non-interest income	2,677	2,469
Non-interest expense	14,982	13,992
Net income before income taxes	8,240	6,080
Provision for income taxes	2,760	1,901
Net income	5,480	4,179
Preferred stock dividends	-	(68)
Net income available to common shareholders	$5,480	$4,111

Earnings per common share - basic	$0.69	$0.53
Earnings per common share - diluted	$0.69	$0.52
Dividends paid per common share	$0.165	$-
Return on average common equity	10.53%	8.59%
Return on average assets	1.07%	0.87%
Net interest margin (1)	4.08%	4.11%
Efficiency ratio (2)	67.52%	66.57%

Capital - Period End
Book value per common share	$9.01	$7.99

Credit Quality - Period End
Nonperforming assets/ total assets	0.61%	0.68%
Loan loss reserve/ gross loans	1.73%	1.85%

Period End Balance Sheet
($ in thousands)
Total assets	$706,821	$659,192
Gross loans	435,776	413,856
Nonperforming assets	4,333	4,495
Allowance for loan losses	7,541	7,669
Deposits	630,178	591,642
Common equity	72,793	63,379

Non-Financial Data
Full-time equivalent staff	145	135
Number of banking offices	14	14

Common Shares outstanding
Period end	8,074,855	7,929,730
Period average - basic	7,930,620	7,794,439
Period average - diluted	7,985,054	7,841,596

Market Ratios
Stock Price	$10.03	$7.96
Price/Earnings	10.86	11.29
Price/Book	1.11	1.00

(1)	Ratio computed on a fully tax equivalent basis using a marginal federal tax rate of 34%.
(2)	Ratio computed on a fully tax equivalent basis using a marginal federal tax rate of 34%, and a marginal federal/state combined tax rate of 41.15% for applicable revenue.